UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2013

CHENIERE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

700 Milam Street, Suite 800, Houston, Texas,	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2013, Sabine Pass Liquefaction, LLC (“SPL”), a wholly owned subsidiary of Cheniere Energy Partners, L.P. (the “Partnership”), closed the sale of $500.0 million aggregate principal amount of its 5.625% Senior Secured Notes due 2021 (the “2021 Notes”) and $1.0 billion aggregate principal amount of its 5.625% Senior Secured Notes due 2023 (the “2023 Notes” and, together with the 2021 Notes, the “Notes”) pursuant to the Purchase Agreement dated April 10, 2013 (the “Purchase Agreement”), between SPL and Morgan Stanley & Co. LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”). The 2021 Notes will constitute a further issuance of and will form a single series with the 5.625% Senior Secured Notes due 2021 (the “Outstanding 2021 Notes”) that were issued by SPL on February 1, 2013. The sale of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were sold on a private placement basis in reliance on Section 4(2) of the Securities Act and Rule 144A and Regulation S thereunder.

Purchase Agreement

The Purchase Agreement contains customary representations, warranties and agreements by SPL and customary conditions to closing and indemnification obligations of SPL and the Initial Purchasers. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

The Initial Purchasers and certain of their affiliates have provided from time to time, and may provide in the future, certain investment and commercial banking and financial advisory services to SPL and the Partnership in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Indenture

The Notes were issued on April 16, 2013 (the “Issue Date”) pursuant to the Indenture, dated as of February 1, 2013 (the “Base Indenture”), by and among SPL, the guarantors that may become party thereto from time to time and The Bank of New York Mellon, as Trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of April 16, 2013, between SPL and the Trustee, relating to the 2021 Notes (the “First Supplemental Indenture”), and a second supplemental indenture, dated as of April 16, 2013, between SPL and the Trustee, relating to the 2023 Notes (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture, the “Supplemental Indentures”). The Base Indenture as supplemented by the Supplemental Indentures is referred to herein as the “Indenture.”

Under the terms of the Indenture, the 2021 Notes will mature on February 1, 2021 and will accrue interest at a rate equal to 5.625% per annum on the principal amount from February 1, 2013, with such interest payable semi-annually, in cash in arrears, on February 1 and August 1 of each year, beginning on August 1, 2013. The 2021 Notes will constitute a further issuance of and will form a single series with the Outstanding 2021 Notes that were issued by SPL on February 1, 2013. Under the terms of the Indenture, the 2023 Notes will mature on April 15, 2023 and will accrue interest at a rate equal to 5.625% per annum on the principal amount from the Issue Date. Such interest will be payable semi-annually, in cash in arrears, on April 15 and October 15 of each year, beginning October 15, 2013.

The Notes are senior secured obligations of SPL and rank senior in right of payment to any and all of SPL’s future indebtedness that is subordinated in right of payment to the Notes and equal in right of payment with all of SPL’s existing and future indebtedness that is senior and secured by the same collateral securing the Notes. The Notes are effectively senior to all of SPL’s senior indebtedness that is unsecured to the extent of the value of the assets constituting the collateral securing the Notes.

As of the Issue Date, the Notes were not guaranteed but will be guaranteed in the future by all of SPL’s future restricted subsidiaries. Such guarantees will be joint and several obligations of the guarantors of the Notes. The guarantees of the Notes will be senior secured obligations of the guarantors.

At any time or from time to time prior to, November 1, 2020, with respect to the 2021 Notes, or January 15, 2023, with respect to the 2023 Notes, SPL may redeem all or a part of the Notes, at a redemption price equal to the “make-whole” price set forth in the Indenture for such 2021 Notes or such 2023 Notes, as applicable, plus accrued and unpaid interest, if any, to the date of redemption. SPL also may at any time on or after November 1, 2020, with respect to the 2021 Notes, or January 15, 2023, with respect to the 2023 Notes, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

The Indenture also contains customary terms and events of default and certain covenants that, among other things, limit SPL’s ability and the ability of SPL’s restricted subsidiaries to incur additional indebtedness or issue preferred stock, make certain investments or pay dividends or distributions on capital stock or subordinated indebtedness or purchase, redeem or retire capital stock, sell or transfer assets, including capital stock of SPL’s restricted subsidiaries, restrict dividends or other payments by restricted subsidiaries, incur liens, enter into transactions with affiliates, consolidate, merge, sell or lease all or substantially all of SPL’s assets and enter into certain LNG sales contracts. The Indenture covenants are subject to a number of important limitations and exceptions.

This description of the Indenture is qualified in its entirety by reference to the Indenture, which is incorporated by reference herein. A copy of the Base Indenture was filed as Exhibit 4.1 to the Current Report dated January 29, 2013, filed by the Partnership on Form 8-K. Copies of the First Supplemental Indenture and the Second Supplemental Indenture are filed herewith as Exhibits 4.1.1 and 4.1.2, respectively.

Registration Rights Agreement

In connection with the closing of the sale of the Notes, SPL and Morgan Stanley & Co. LLC, as representative of the Initial Purchasers, entered into a Registration Rights Agreement, dated April 16, 2013 (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, SPL has agreed, and any future guarantors of the Notes will agree, to use commercially reasonable efforts to file with the U.S. Securities and Exchange Commission and cause to become effective a registration statement with respect to an offer to exchange any and all of the 2021 Notes and any and all of the 2023 Notes for a like aggregate principal amount of debt securities of SPL issued under the Indenture and identical in all material respects to the 2021 Notes and 2023 Notes, respectively, sought to be exchanged (other than with respect to restrictions on transfer or to any increase in annual interest rate), and that are registered under the Securities Act. SPL has agreed, and any future guarantors of the Notes will agree, to use commercially reasonable efforts to cause such registration statement to become effective within 295 days after the Issue Date. Under specified circumstances, SPL has also agreed, and any future guarantors will also agree, to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes. SPL will be obligated to pay additional interest if it fails to comply with its obligations to register the Notes within the specified time periods.

This description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On April 16, 2013, the Partnership issued a press release announcing that SPL closed its previously announced offering of the Notes. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference to this Item 7.01 in such a filing.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Number	Description

1.1	Purchase Agreement, dated April 10, 2013, between Sabine Pass Liquefaction, LLC and Morgan Stanley & Co. LLC.

4.1.1	First Supplemental Indenture, dated as of April 16, 2013, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee under the Indenture.

4.1.2	Second Supplemental Indenture, dated as of April 16, 2013, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee under the Indenture.

10.1	Registration Rights Agreement, dated April 16, 2013, between Sabine Pass Liquefaction, LLC and Morgan Stanley & Co. LLC.

99.1	Press release, dated April 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

	By:	CHENIERE ENERGY PARTNERS GP, LLC,
its general partner

Date: April 16, 2013	By:	/s/ Meg A. Gentle
	Name:	Meg A. Gentle
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Purchase Agreement, dated April 10, 2013, between Sabine Pass Liquefaction, LLC and Morgan Stanley & Co. LLC.

4.1.1	First Supplemental Indenture, dated as of April 16, 2013, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee under the Indenture.

4.1.2	Second Supplemental Indenture, dated as of April 16, 2013, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee under the Indenture.

10.1	Registration Rights Agreement, April 16, 2013, between Sabine Pass Liquefaction, LLC and Morgan Stanley & Co. LLC.

99.1	Press release, dated April 16, 2013.